Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TRX, Inc. (the “Company”) on Form 10-Q for the three months ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 2, 2006

/s/ Norwood H. (“Trip”) Davis, III
Norwood H. (“Trip”) Davis, III
Chief Executive Officer
(Principal Executive Officer)

/s/ Lindsey B. Sykes
Lindsey B. Sykes
Chief Financial Officer
(Principal Financial Officer)